CENTRAL VERMONT PUBLIC SERVICE CORPORATION
                     DIRECTORS DEFERRED COMPENSATION PLAN


                                ARTICLE I

                                 PURPOSE


The purpose of this plan is to permit Directors of Central Vermont Public Service Corporation and subsidiary companies an opportunity to defer receipt of salary, bonus or incentive payments; and to enable to Corporation to attract and retain outstanding individuals to function as Directors.

                                ARTICLE II
                                DEFINITIONS

When used herein the following terms have the meanings indicated unless a different meaning is clearly required by the context.

     1. "Administrator": The person, persons, or committee appointed by the Board of Directors of the Corporation to administer this Plan.

     2. "Corporation": Central Vermont Public Service Corporation and subsidiary companies, and its corporate successors.

     3. "Deferred Compensation Agreement": Written agreement between the Corporation and a Participant in substantially the form attached hereto as Exhibit A and made a part hereof.

     4. "Designated Beneficiary": One or more beneficiaries, as designated in writing to the administrator, to whom payments otherwise due to or for the benefit of a Participant are to be made in the event of the Participant's death. If no written designation is made by a Participant, or if the beneficiary is not in existence at the Participant's death, or if the beneficiary predeceases the Participant, the Participant is deemed to have designated his estate as beneficiary.

     5. "Director": A person who has been elected to such a position by the Board of Directors of the Corporation.

     6. "Normal Retirement": Retirement as an Director from the Corporation on or after the later of attainment of sixty-five (65) and the completion of five (5) years of Plan participation.

     7. "Normal Retirement Date": The first day of the month coinciding with or next following the date on which a Participant first meets the requirement for Normal Retirement.

     8. "Participant": An Director who is or hereafter becomes eligible to participate in the Plan and does participate by electing, in the manner specified herein, to defer compensation pursuant to the Plan.

     9. "Participant's Account": The Participant's Account shall be the amount deferred by the Participant pursuant to the Deferred Compensation Agreement, Exhibit A, plus interest as determined by the Administrator in accordance with the table attached hereto as Exhibit B. However, the Participant understands and accepts that the present value of the Plan cost to the Corporation shall remain less than zero and that all risks of change in the credited interest rate used, mortality and tax law changes are to be assumed by the Participant. This may result in additional Plan deferrals which will be reflected in the balance of the Participant's Account.

     10. "Plan": The Deferred Compensation Plan for Directors of Central Vermont Public Service Corporation contained herein, and as may be amended from time to time hereafter.

     11. "Plan Year": A twelve month period commencing January 1 and ending the following December 31 with the first Plan year commencing January 1, 1990.

     12. "Termination": When an Director's service with Corporaton terminates or is terminated for any reason.

                                ARTICLE III

                        ELIGIBILITY AND PARTICIPATION

     1.  Eligibility.

     Any Director of the Corporation

     2.  Participation.

     An eligible Director participates in the Plan by irrevocably electing, in the manner specified herein, to defer a predetermined amount for each year for five (5) consecutive Plan Years.

                               ARTICLE IV

                          RETIREMENT BENEFITS

1.  Normal Retirement Benefit.

     (a) Upon retirement as an Director of the Corporation on or after his Normal Retirement Date, a Participant shall become entitled to his/her Normal Retirement Benefit. This Normal Retirement Benefit shall be determined by the amount in the Participant's Account as of the date of retirement and shall be paid out in the form of a level fifteen (15) year annuity certain, payable in one hundred eighty (180) equal monthly installments. For purposes of establishing the retirement annuity the fixed monthly payments will be based upon the account value at the date of retirement, with interest computed in the future based on the 60 months interest credited to your account prior to retirement. Payment of the Normal Retirement Benefit commences on the first day of the first month after the Participant's Normal Retirement Date and continues on the first day of each month thereafter until one hundred eighty
(180) monthly payments have been made.

                               ARTICLE V

                           SURVIVOR BENEFITS

     1. Events. The Company will pay to a Participant's Designated Beneficiary a Survivor Benefit as defined in this Article V in the event a Participant's death occurs as follows:

     (a) while serving as an Director of the Corporation and while a Participant under the Plan;

     (b) after becoming entitled to a Retirement Benefit under Article IV hereof, but prior to commencement of payment of such benefit; or

     (c) after annuity benefits have commenced, but prior to the completion of one hundred eighty (180)monthly benefit payments.

     2. Amount. The amount of Survivor Benefit pursuant to this Article V will be determined as follows:

     (a) The Survivor Benefit will be equal to the value of the Participant's Account as of the date of death plus interest determined in the same manner as Normal Retirement Benefit pursuant to Article IV-1(a) if the Participant's death occurs while serving as an Director of the Corporation and while a Participant under the Plan.

     (b) The Survivor Benefit will be equal to the continuation of the monthly benefit payable to the Participant if the Participant's death occurs after benefit payments have commenced to him/her.

     3. Duration. Payment of the Survivor Benefit to a Designated Beneficiary pursuant to this Article V commences on the first day of the month following the death of a Participant and continues on the first day of each month thereafter until a total of one hundred eighty (180) monthly payments have been made to the Participant or this Designated Beneficiary.

                                ARTICLE VI

                               TERMINATIONS

In the event a Participant's relationship as an Director of the Corporation terminates for any reason other than death, Early Retirement or Normal Retirement, the Participant will have his/her account paid as follows:

     (i) If the Participant's Account is under $25,000, it shall be paid within thirty (30) days of the date of termination;

     (ii) If the Participant's Account is over $25,000, it shall be paid in one hundred eighty (180) monthly installments commencing at the time early retirement benefits would have been paid had he/she continued to be employed by the Corporation as an annuity based on an interest rate equal to the interest rate credited to the Account for the five (5) years prior to the early retirement date.

                                ARTICLE VII

                         AMENDMENT AND TERMINATION

The Corporation reserves the right, at any time or from time to time, by action of its Board of Directors, to modify or amend in whole or in part any or all provisions of the Plan. In addition, the Corporation reserves the right by action of its Board of Directors to terminate the Plan in whole or in part. Such termination shall not affect the amount in the Participant's Account as of the date of such modification, amendment or termination. In addition, such modification, amendment or termination shall not affect the Deferred Compensation Agreements under which benefit payments had commenced prior to such modification, amendment or termination of the Plan. Should such modification, amendment or termination occur during the 5-year deferral period, Participant is released from obligation to continue deferrals.

                               ARTICLE IX

                              MISCELLANEOUS

     1. Suicide. Except as hereafter provided no benefit will be payable under the Plan to a Participant or his Designated Beneficiary in the event the Participant dies as a result of suicide with twenty-four (24) months of entering this Plan. In the event of such suicide, the Participant's Designated Beneficiary will receive within a reasonable period of time a lump sum equal to the actual amounts deferred by the Participant under the Plan.

     2. Non-Alienation of Benefits. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under this Plan shall be void.

     3. No Trust Created. The obligations of the Corporation to make payments hereunder shall constitute a liability of the Corporation to a Participant. Such payments shall be made from the general funds of the Corporation, and the Corporation shall not be required to establish or maintain any special or separate fund, or purchase or acquire life insurance on Participant's life, or other wise to segregate assets to assure that such payment shall be made, and neither a Participant, his estate nor Designated Beneficiary shall have any interest in any particular asset of the Corporation by reason of its obligations hereunder. Nothing contained in the Plan shall create or be construed as creating a trust of any kind or other fiduciary relationship between the Corporation and a Participant or any other person.

     4. No employment Agreement. Neither the execution of this Plan nor any action taken by the Corporation pursuant to this Plan shall be held or construed to confer on a Participant any legal right to be continued as an Director of the Corporation nor restrict the right of any Participant to terminate his role as an Director of the Corporation.

     5. Designation of Beneficiary. Participants shall file with the Corporation a notice in writing designating one or more Designated Beneficiaries to whom payments otherwise due to or for the benefit of the Participant hereunder shall be made in the event of his death prior to the complete payment of such benefit. Participants shall have the right to change the beneficiary or beneficiaries so designated from time-to-time provided; however, that any change shall not become effective until received in writing by the Administrator.

     6. Claims for Benefits. Each Participant or Designated Beneficiary must claim any benefit to which entitled under this Plan by a written notification to the Administrator. If a claim is denied, it must be denied within a reasonable period of time, and be contained in a written notice stating the following: the specific reason for the denial; specific reference to the Plan provision on which the denial is based; description of additional information necessary for the claimant to present his claim, if any, and an explanation of why such material is necessary.

     The claimant will have sixty (60) days to request a review of the denial by the Administrator, which will provide a full and fair review. The request for review must be in writing delivered to the Administrator. The claimant may review pertinent documents, and he may submit issues and comments in writing.

     The decision by the Administrator with respect to the review must be given withing sixty (60) days after receipt of the request, unless special circumstances require an extension (such as for hearing). In no event shall the decision be delayed beyond one hundred twenty (120) days after receipt of the request for review. The decision shall be written in a manner calculated to be understood by the claimant, and it shall include specific reasons and refer to specific Plan provisions to its effect.

     7. Binding Effect. Obligations incurred by the Corporation pursuant to this Plan shall be binding upon and insure to the benefit of the Corporation, its successors and assigns, and the Participant and the beneficiary or beneficiaries designated pursuant to Section 5 of this Article IX.

     8. Reorganization of the Company. The Company agrees that it will not merge or consolidate with any other company, business, corporation, partnership, or organization, and/or that it will not permit any of its activities to be taken over unless and until the succeeding or continuing corporation expressly assumes all rights, duties, privileges and obligations herein set forth. With regard to a default with respect to this provision, the Participant or Beneficiary shall have a continuing lien on all corporate assets, including transferred assets, until the Company's obligations herein are completely and totally fulfilled. In the event the Participant incurs litigation costs in imposting, enforcing, and collecting on said lien, those costs, including, but not limited to attorneys fees, shall be paid by the Company. The Company will papy to the Participant any taxes the Participant may incur on account of the Company, or its successor's default and the Participant's benefit will be reduced by the actuarial equivalent value of the taxes paid.

     11. Arbitration: In the event of any dispute arising between the parties of this Agreement, the parties agree that such controversy shall be settled by arbitration, in accordance with the rules of the American Arbitration Association. One arbitrator shall be neamed by each party involved in the dispute, with an additional arbitrator named by the arbitrators so chosen. All costs arising from said arbitration shall be borne by the Company.

     9. Entire Plan. This document, and any amendments, contains all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

     10. Invalid Provisions. Should any clause, sentence or paragraph of this Agreement be judicially declared invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement unless said clause, sentence or paragraph shall go to the heart of this Agreement. However, the balance of the Agreement will survive such an event if the parties hereto agree that the part or parts of this Agreement going to the heart of this Agreement so held to be invalid, unenforceable, or void shall be deemed to have been stricken and that the remainder shall have the same force and effect as if said part or parts had never been included herein.

     11. Arbitration. In the even of any dispute arising between the parties of this Agreement, the parties agree that such controversy shall be settled by arbitration, in accordance with the rules of the American Arbitration Association. One arbitrator shall be named by each party involved in the dispute, with an additional arbitrator named by the arbitrators so chosen.
All costs arising from said arbitration shall be borne by the Company.

                                ARTICLE X

                              CONSTRUCTION

     1. Governing Law. This Plan shall be construed and governed in accordance with the laws of the State of Vermont.

     2. Gender. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary.

     3. Headings, etc. The cover page of this Plan, the Table of Contents and all headings used in this Plan are for convenience of reference only and are not part of the substance of this Plan.

     4. Authorship. The Company acknowledges and concedes that it drafted this agreement and that therefore any ambiguity contained therein must be construed against it.

     5. Waiver: A waiver of one or more provisions of this Agreement will not affect any provisions of this Agreement, such a that the remaining provisions will remain in full force and effect.

     THIS PLAN is signed in duplicate and becomes effective this _______ day of ___________________, 19_____.


___________________          ____________________________
Participant                  For Central Vermont Public
                             Service Corporation


Attest:


________________________________
Secretary

(Corporate Seal)







                              EXHIBIT A

                   DEFERRED COMPENSATION AGREEMENT

     THIS AGREEMENT is made this the _____ day of __________, 19_____, between Central Vermont Public Service Corporation, a Vermont corporation(hereinafter the "Corporation"), and _________________ an Director of the Corporation (hereinafter called "Participant")

     WHEREAS, the Board of Directors of the Corporation has approved a Deferred Compensation Plan for the purpose of attracting and retaining outstanding individuals to function as Directors of the Corporation; and

     WHEREAS, such Deferred Compensation Plan provides that the Participant become eligible to participate upon execution of a Deferred Compensation Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Corporation and the Participant agree as follows:

     1. Participation. This Agreement is made to evidence the Participant's participation in the Deferred Compensation Plan for Directors of Central Vermont Public Service Corporation (hereinafter the "Plan"), to set forth the amount of the Participant's Normal Retirement Benefit and Survivor Benefit under the Plan.

     2. Adoption of Plan. The Plan (and its provisions), as it now exists and as it may be amended hereafter, is incorporated herein and made a part of this Agreement.

     3. Definitions. When used herein, the terms which are defined in the Plan shall have the meanings given them in the Plan, unless a different meaning is clearly required by the context.

     4.  Deferrals.  Pursuant to Article III of the Plan, the
Participant hereby elects to defer the receipt of, and the Corporation hereby elects to defer the payment of salary, bonus or incentive payments in the amount of
__________________________________________________($______________)
dollars per year for each of the Plan years ending December 31, _______, _______, _______, _______ and _______.

     5.  Retirement Benefit.  The Participant's Normal and Early
Retirement Benefits are as defined in Article IV of the Plan.

     6. Survivor Benefit. The Participant's Survivor Benefit is as defined in Article V of the Plan.

     7. Entire Agreement. This Agreement contains the entire agreement and understanding by and between the Corporation and the Participant, and no representations, promises, agreements or understandings, written or oral, not contained herein shall be of any force or effect.

     IN WITNESS WHEREOF, the parties have executed in duplicate this Agreement in Duplicate originals as of the day and year entered above.


                            CENTRAL VERMONT PUBLIC SERVICE CORPORATION


                            By:______________________
                               Chairman of the Board


Attest:


___________________________________
Secretary

(Corporate Seal)

                            PARTICIPATING DIRECTOR:


                            ______________________________(L.S)
                            Participant